EXHIBIT 10.1

Certain identified information has been redacted from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. [***] indicates that information has been redacted.

MASTER SUPPLY AGREEMENT

THIS MASTER SUPPLY AGREEMENT (the “Agreement”) is made effective as of the 13th day of May, 2022 (the “Effective Date”), by and between NuSil Technology LLC, a Delaware limited liability corporation with its principal office at 1050 Cindy Lane, Carpinteria, California 93013 USA (“NuSil”), and Establishment Labs S.A., registered under the law of Costa Rica and with an office at Zona Franca El Coyol, Calle 4 Edificio B-15, Alajuela, Costa Rica (the “Buyer”). NuSil and Buyer are collectively referred to as the “Parties” or individually as a “Party”.

WHEREAS, NuSil is a global supplier of silicone materials; and

WHEREAS, NuSil and Buyer desire to enter into this Agreement which sets forth the terms and conditions under which NuSil shall supply to Buyer, and Buyer shall purchase from NuSil, the products set forth on Appendix A (the “Products”); and

WHEREAS, the Parties intend and agree that this Agreement shall, upon the Effective Date, effectively terminate, supersede and wholly replace the Supply Agreement between the Parties dated August 18, 2016, the First Amendment thereto effective January 1, 2022, the Second Amendment thereto effective April 1, 2022 and the Third Amendment thereto effective May 1, 2022 (“2016 Supply Agreement).

NOW, THEREFORE, in consideration of the foregoing promises, the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.Products. This Agreement shall pertain only to the Products set forth on Appendix A, which may be amended from time to time by the mutual written agreement of the Parties. All provisions set forth in Appendix A are hereby incorporated by reference in the Agreement.
Section 2.Pricing and Payment.
(a) The price, as well as any corresponding minimum or specific quantities, for each of the Products shall be as set forth on Appendix A.
(b) NuSil shall issue invoices for the Products sold hereunder to Buyer promptly upon or following delivery of the Products to Buyer or Buyer’s agent. Buyer agrees to pay all such invoices in full within thirty (30) days from the date of the invoice, which shall be dated no earlier than the date of delivery. All payments shall be made in U.S. Dollars. Should Buyer dispute in good faith any of the amounts invoiced, Buyer shall pay all such undisputed amounts within the time period noted above, and the Parties shall address such disputed amounts in accordance with Section 19(e) below. Any invoice for undisputed amounts which remain unpaid following written notice from NuSil and a thirty (30) day opportunity to cure shall comprise a “Delinquent Invoice” for purposes of this Agreement. Buyer shall pay all sales, use, value-added, excise, or similar taxes or duties, if any, and any customs, shipping, delivery, freight or insurance costs applicable to the sale and shipping of the Products, including but not limited to freight and shipping to the Warehouse Program distribution center (the “WP DC”) or to Buyer delivered Ex Works NuSil’s US manufacturing facilities, exclusive however, of any taxes imposed upon the net income or capital of NuSil, any taxes in lieu of such net income taxes, and any other taxes that are to be borne by NuSil under applicable law. In lieu of certain tax payments, Buyer may provide NuSil with a tax exemption certificate acceptable to the taxing authorities.
(c)    If NuSil has a reasonable basis to conclude that there is substantial doubt about Buyer’s ability to continue as a going concern or that Buyer is unlikely to be able to meet their debt obligations as they become due , then NuSil may, in its sole discretion, impose more stringent payment requirements, including but not limited to requiring payment in advance or requiring provision of an irrevocable letter of credit and may demand full payment within ten (10) business days for all materials previously delivered in accordance with this Agreement. To determine if Buyer is in jeopardy and to trigger this provision, NuSil will use objective available evidence including, for example, three (3) Delinquent Invoices to NuSil in any rolling year period; and/or termination of Buyer’s credit facility without contemporaneous replacement or other objective indicia of material change in financial condition that results in a reasonable likelihood that Buyer will be unable to meet

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its payment obligations as they become due; combined with one or more actual Delinquent Invoice(s) as defined in Section 2(b) above.

Section 3.Forecasts. During the Term (as defined below), and no later than ten (10) days prior to the end of each month, Buyer shall submit to NuSil an initial and updated twelve (12)-month rolling forecast of Buyer’s requirements for the Products (a “Forecast”). A Forecast is a non-binding, good-faith estimate of Buyer’s anticipated future Product requirements and shall be used by Buyer and NuSil solely for planning purposes.
Section 4.Purchase Orders. Buyer shall issue firm, binding Purchase Orders (each, a “Purchase Order”) to NuSil (i) no less than [***] to the specified required date of delivery of the Products for deliveries from NuSil Ex Works NuSil’s US manufacturing facilities; or (ii) [***]. Buyer acknowledges and accepts that Purchase Order quantities above 100% of Forecast may require multiple lots to fill the Purchase Order. [***] Each Purchase Order shall specify only the identity and quantity of Products ordered, the date of delivery requested, delivery instructions, including destination of shipments and carriers (all subject to the terms of this Agreement), and except as otherwise agreed in a written instrument signed by both Parties, no other terms set forth in any other document exchanged between the Parties, including but not limited to any Purchase Order, Confirmation, acknowledgment, invoice, release, or other form of document shall be effective between the Parties.
Section 5.Effect; Term; Renewal; Termination.
(a) As of the Effective Date, this Agreement terminates, supersedes and wholly replaces the 2016 Supply Agreement by mutual agreement of the Parties. After the Effective Date of this Agreement, the 2016 Supply Agreement shall have no further force or effect between the Parties for Purchase Orders on and/or after the Effective Date. For the avoidance of doubt, the termination of the 2016 Supply Agreement does not eliminate either Party’s rights or liabilities arising prior to the effective date of such termination, but pricing provisions of the amendments to the 2016 Supply Agreement shall apply to the relevant time periods.
(b) This Agreement shall have an initial term commencing on the Effective Date and ending on 31 December 2026 (the “Initial Term”). This Agreement shall automatically renew for successive terms of one (1) year each (a “Renewal Term(s)”) up to five (5) successive Renewal Term(s), unless a Party provides written notice no later than December 31 of the year prior to the expiration of the Initial Term or the then current Renewal Term. The Initial Term and the Renewal Terms, if any, are collectively referred to herein as the “Term.” The termination or expiration of this Agreement shall not, however, eliminate either Party’s obligations to the other arising prior to the effective date of such termination or expiration.
(c) Notwithstanding any of the foregoing in Section 5(b), above, either Party may, by giving written notice of termination to the other Party, immediately terminate and/or suspend its performance under this Agreement without penalty, if the other Party: (i) fails to comply with any of the material provisions of this Agreement, and such condition is not cured to the reasonable satisfaction of the non-breaching Party within forty-five (45) days after written notice thereof, or (ii) becomes insolvent, is unable to pay its debts as they mature, files for bankruptcy protection, is forced into bankruptcy, is placed under receivership, or makes a general assignment for the benefit of creditors.
(d) [***]
Section 6.Delivery. Unless otherwise agreed to by both Parties, all Products shall be delivered Ex Works (Incoterms® 2020) to Buyer or Buyer’s agent at NuSil’s facility (Carpinteria, CA USA, Bakersfield, CA USA, Irving, TX USA) or FCA (Incoterms® 2020), NuSil’s WP DC, as such destination is indicated in Buyer’s Purchase Order. If requested, NuSil will use commercially reasonable efforts to arrange for shipments to Buyer in accordance with Buyer’s shipping instructions as set forth in the applicable Purchase Order. NuSil shall not, however, be responsible to Buyer for the failure to comply with such shipping instructions. Products will be packaged in containers consistent with commercial practices for similar materials to help ensure no loss or damage during shipment, and will be accompanied by a Certificate of Analysis (“COA”) or, if indicated in the Purchase Order, a customer material certification (“CMC”) verifying that the Products comply with such specifications set forth in such Products’ applicable COA or CMC (the “Specifications”).

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(a) If a shipment is less than 100% of original Purchase Order, NuSil shall promptly notify Buyer of the shortfall and provide the delivery schedule for such shortfall.
(b) The parties’ rights and obligations with respect to a Supply Shortfall (defined in Appendix A) are set forth in Appendix A.

Section 7.[***]
Section 8.Warranty Start; Title and Risk of Loss. Regardless of terms of shipment, (a) the warranty shall start as of the date that Product is either (i) delivered to Buyer or Buyer’s agent at NuSil’s facility, or (ii) delivered to Buyer from NuSil’s WP DC as part of the WP Program, and (b) title to and risk of loss of the Products shall pass to Buyer when the Products are delivered by NuSil to Buyer or Buyer’s agent at NuSil’s facility or the WP DC, in accordance with Section 6. On all sales where NuSil arranges transportation, no allowances for shortage or damage will be made by NuSil unless Buyer furnishes a claim of shortage of damage within 5 business days of delivery asserting that that same occurred in transit in accordance with the timeframes set forth in Section 15. On all sales where Buyer contracts with the carrier for transportation, in the event of loss or damage in transit not caused by defective Products or improper packaging by NuSil, Buyer should file its own claim with the carrier.
Section 9.Intellectual Property.
(a) [***]
(b) [***] Except as expressly stated otherwise herein, no rights or licenses under either Party’s IP rights are granted, whether by implication, estoppel or otherwise. NuSil hereby grants Buyer, subject to Section 12 and perpetual with respect to Products purchased hereunder, a royalty-free, non-exclusive, worldwide, royalty free, fully paid-up right and license under NuSil’s IP rights in its Materials and the Products to use the IP or know-how (with the right to sublicense) owned by, licensed to, or acquired by NuSil only to the extent necessary for the manufacture, marketing, and sale of the Buyer’s products. The right and license granted in this Section 9(b) shall automatically terminate upon termination or expiration of this Agreement except for those rights necessary for Buyer to use, manufacture, market, and sell Products purchased prior to such termination or expiration.
Section 10.Master File. NuSil has established a master access file (“Master File”) for certain Products and will maintain throughout the Term such Master Files with the FDA. [***] The Parties acknowledge and agree that the Manufacturing Portion of the Master Files is NuSil proprietary and confidential, that NuSil prohibits the copying of the Manufacturing Portion of the Master Files. [***]
Section 11.Exclusivity and Buyer’s Purchase Obligations.
(a) Subject to the terms and conditions of this Agreement, during the Term, Buyer shall purchase exclusively from NuSil, and NuSil shall manufacture and sell to Buyer, all of Buyer’s requirements [***]. Subject to the applicable terms and conditions of this Agreement, Buyer shall purchase from NuSil, and NuSil shall manufacture and sell to Buyer, 100% of Buyer’s requirements of the Products. To the extent Buyer requires New Material (as defined in Appendix A), the applicable provisions of Appendix A shall apply.
(b) [***]
(c) [***]
Section 12.Discontinuation of Product; Product Changes.
(a) [***]
(b) [***]
Section 13.Warranties; Disclaimer; and Limitation of Liability.

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(a) NuSil warrants to Buyer that: (i) it will convey good title to the Products, free and clear of any and all liens or encumbrances; (ii) the Products are produced in accordance with NuSil’s [***] COA subject to NuSil’s change control policy; (iii) the Products will be manufactured by Seller pursuant to NuSil Specifications and the terms of any quality agreement between the Parties; (iv) the Products do not infringe the rights of any third party; and (v) starting on the date of delivery to Buyer, the Products shall (a) conform in all material respects to the Specifications for the applicable Warranty Periods set forth in Appendix A; and (b) be manufactured, packaged, and labeled in accordance with applicable laws, rules, and regulations. Prior to shipments, NuSil shall test the Products to confirm conformance with the foregoing and prepare associated documentation connection therewith for inclusion with the shipment. These warranties do not apply to Products which following delivery to Buyer have been subject to any formulation, modification or combination; unforeseeable use; or any abuse, misuse, accident, alteration or tampering, or any improper storage or temperatures above or below acceptable range as documented in the applicable Product Specification. Buyer shall have the obligation of substantiating the chain of custody of the Products following delivery of the Products to Buyer. [***] NuSil shall have a medical industry standard (and regulatory compliant) recall procedure in place, and will share any Standard Operating Procedures (SOPs) that NuSil maintains for such procedure during an on-site audit. NuSil shall notify Buyer of any actual recall action (“Recall”) affecting Products supplied to Buyer as soon as practicable [***].
(b) OTHER THAN AS SET FORTH IN SECTION 13(a) ABOVE, NUSIL EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES AS TO THE CONDITION OF ANY PRODUCTS INCLUDING, WITHOUT LIMITATION: (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, COURSE OF PERFORMANCE, OR USAGE OF TRADE, AND (B) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS. BUYER ASSUMES ALL RISK WHATSOEVER AS TO THE RESULT OF THE USE OF THE PRODUCTS, WHETHER USED SINGLY OR IN COMBINATION WITH ANY OTHER MATERIALS OR SUBSTANCES. BUYER HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED UPON ANY REPRESENTATIONS OR WARRANTIES MADE BY NUSIL EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT. NUSIL ASSUMES NO OBLIGATION OR LIABILITY FOR ANY TECHNICAL ADVICE GIVEN BY NUSIL WITH REFERENCE TO THE USE OF THE PRODUCTS OR RESULTS WHICH MAY BE OBTAINED THEREFROM, AND ALL SUCH ADVICE IS GIVEN AND ACCEPTED AT BUYER’S SOLE RISK.
(c) [***]
(d) [***]
(e) Buyer warrants to NuSil that (i) Buyer will use the Products in accordance with all applicable supranational, federal, state and local laws and regulations governing the storage, use and maintenance of the Products; (ii) Buyer is not a “Prohibited Person” as defined by the United States Office of Foreign Assets Control; and (iii) the Products supplied by NuSil to Buyer are for Buyer’s internal use only, and Buyer will not repackage, resell or otherwise distribute the Products to third parties except as incorporated into Buyer’s finished products.
Section 14.Indemnification.
(a) Without regard to and not subject to Buyer’s maximum liability set forth in Section 13(c) above, Buyer shall indemnify, defend, and hold harmless NuSil and its subsidiaries and affiliates and their parent companies, and their respective officers, directors, employees, and agents (the “NuSil Indemnified Parties”) from and against any and all loss, cost, expense (including reasonable attorney’s fees and expert fees), liability, judgments, damages, awards, and Buyer pre-approved settlement payments, to the extent actually incurred by the NuSil Indemnified Parties for any third party claims and to the extent caused by: (i) Buyer’s breach of its obligations, representations or warranties hereunder; (ii) any violation of applicable laws by Buyer Indemnified Parties (defined below); (iii) property damage caused by any Buyer Indemnified Parties; (iv) bodily injury, including death caused by any Buyer finished goods (except to the extent demonstrated to be the result of adulteration of the Products which has been established to have been caused by NuSil; for the avoidance of doubt, NuSil shall not be responsible to the extent such loss is caused by Buyer’s failure to mitigate such loss, including by taking prompt action once Buyer has knowledge of any indemnifiable claim); (v) intellectual property infringement of Buyer’s finished goods to the extent not caused by intellectual property infringement by the Products; or (vi) handling, possession, use, or resale by or on behalf of Buyer of any Products, whether such Products are used alone or in

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combination with other materials or substances, including, without limitation, claims which are asserted by or on behalf of Buyer’s current or former employees, contractors, subcontractors, or agents, or a third-party. [***]
(b) [***]
(c) Each Indemnified Party (where “Indemnified Party” means either Buyer Indemnified Parties or NuSil Indemnified Parties, as applicable) shall promptly notify the Indemnifying Party (where “Indemnifying Party” means either Buyer or NuSil, as applicable) in writing of any claim for which such Indemnified Party seeks indemnification under this Agreement; provided, that the failure to deliver, or any delay in delivering, such notice will not affect the Indemnifying Party’s obligations to any Indemnified Party under this Section 14 except to the extent that such failure or delay (i) results in damage to the Indemnifying Party, or an increase in the Indemnifying Party’s indemnification liability, solely as a result thereof, or (ii) materially prejudices the defense of the related claim.  Indemnified Party shall furnish promptly to Indemnifying Party copies of all notices received of indemnifiable losses or claims. The Indemnifying Party may, but is not obligated to, assume the defense of any claim to which this Section 14 relates or may relate, and may appoint legal counsel reasonably acceptable to the Indemnified Party (which acceptance shall not be unreasonably withheld, conditioned or delayed), responsible for such defense by sending the Indemnified Party written notice within 30 days of the receipt of Indemnified Party’s claim notice; provided, that if the Indemnifying Party chooses to assume such defense, any Indemnified Party may, at its own expense, select its own counsel to represent it. Indemnified Party may defend an indemnifiable claim with counsel of its own choosing and without the Indemnifying Party's participation and at Indemnifying Party’s expense if the indemnifiable claim is one for which Indemnified Party properly gave Indemnifying Party notice and Indemnifying Party fails or refuses to assume the defense. The Indemnifying Party may not settle any such claim against an Indemnified Party without the prior written consent of such Indemnified Party, and any indemnifiable settlement between an Indemnified Party and a claimant shall be pre-approved by the Indemnifying Party unless such settlement fully and finally resolves all claims against Indemnified Party, does not admit fault by Indemnified Party, and is monetary settlement only, to be paid in full by Indemnifying Party.   Any legal counsel appointed by the Indemnifying Party to defend such a claim must be experienced in the type of litigation involved and must be reasonably satisfactory to Indemnified Party.  The Indemnifying Party and each Indemnified Party shall cooperate fully in connection with all matters related to the defense of any such claim. If Indemnified Party assumes control of the defense pursuant to (1) above, Indemnifying Party shall reimburse Indemnified Party promptly and on a quarterly basis for the reasonable out-of-pocket costs properly incurred in defending against the Indemnified Claim.
Section 15.Inspection Right and Disputes.
(a) Buyer shall have the right to reject any delivery of Products that do not conform to the Specifications if such nonconformance is discovered prior to Buyer’s carrier taking delivery. NuSil shall have the option to replace the rejected Product within 30 calendar days from the delivery date, or if Product is not replaced by NuSil in such time, correct or provide a credit adjustment against any invoice which includes Products rejected prior to delivery. Following delivery, Buyer shall have the right to reject any Products that: (a) have visible damage or other nonconformance to the external packaging or container within thirty (30) days (“Inspection Period”) following delivery of such Products, or (b) otherwise do not conform to the Specifications within the applicable Warranty Periods set forth on Appendix A by providing written notice to NuSil (a “Non-Conforming Notice”), which Non-Conforming Notice shall specify in reasonable detail the alleged non-conformities. If Buyer does not provide such Non-Conforming Notice to NuSil within the Inspection Period or Warranty Period (as applicable), or if Buyer shall have used, processed or modified such Products in any manner (beyond that which is required by Buyer to inspect the Products), then Buyer shall be deemed to have accepted, and be obligated to pay for such Products as conforming to the Specifications. [***]
(b) In the event of a dispute concerning whether a Product is non-conforming, the Parties will attempt to resolve such dispute through good faith negotiation between their respective quality organizations. If such negotiations fail to resolve any such dispute, or if the Parties fail to agree on the reasons for the nonconformance of the Products, then either Party may refer the matter for final analysis to a specialized independent laboratory acceptable to both Parties for the purpose of determining the results. Any determination by such laboratory analysis shall be final and binding upon the Parties. The cost and expense of such laboratory shall be borne by Buyer if the laboratory determines that the Products meet the requirements of this Agreement or by NuSil if the laboratory

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determines that the Products do not meet the requirements of this Agreement. If the Parties cannot agree on such a laboratory, then such dispute shall be handled in accordance with the dispute resolution provisions set forth in Section 19(e).
(c) Claims for shortages of less than one-half of one percent (0.5%) of the gross weight of any individual bulk shipment will not be allowed. NuSil's weights taken at the point of delivery shall be conclusively deemed accurate, absent error in excess of one-half of one percent (0.5%).
Section 16.Insurance. In support of the respective contractual indemnification obligations set forth hereinabove, each Party shall procure, at its own cost and expense, general liability insurance coverage (including coverage for products and completed operations) in such amounts as may reasonably be expected of a diligent and professional company in the industry of the Party, taking properly into account its obligations and liabilities under this Agreement, but in all cases such insurance (including any self-insurance and self-insured retention) shall have limits of no less than ten million dollars (US$10MM) per occurrence and in the annual aggregate. Upon request, a Party shall provide to other Party a certificate of insurance demonstrating such coverage, naming such other Party as an additional insured for general liability coverage under this Agreement, providing a mutual waiver of subrogation, and providing no less than thirty (30) days’ notice of cancellation or material change. Each Party shall furnish certificates of insurance upon reasonable request by the other Party and provide renewal certificates at least thirty (30) days’ prior to the expiration of the policy. Nothing in this Section 16 shall alter or modify the limitation of liability set forth in Section 13(c).
Section 17.Confidential Information.
(a) Buyer and NuSil have executed a separate Mutual Confidentiality Agreement with an effective date of February 23, 2018 (the “NDA”), a copy of which is attached hereto as Appendix B and incorporated herein by reference. Confidential Information (as defined in the NDA) and disclosure of such information in connection with this Agreement shall be governed by NDA. [***]
(b) Notwithstanding any other provision in this Agreement, each Party acknowledges that a breach of the provisions of the NDA may result in immediate and irreparable harm to the other and that money damages alone may be inadequate to compensate such Party. Therefore, in the event of a breach of the NDA by either Party, the other Party may, in addition to other remedies under this Agreement, seek injunctive relief prohibiting the breach or threatened breach or compelling specific performance without the need to post a bond in connection therewith.
Section 18.Force Majeure. Neither Party shall be liable to the other for the failure or delay in performing any obligation under this Agreement if and to the extent such failure or delay is by reason of any event or cause beyond the reasonable control of a Party, including, but not limited to, fire, storm, flood, earthquake, explosion, accident, terrorist attack, disruption of financial or other markets, acts of God, new, varied, recurring or worsening epidemic, pandemic, insurrection, riot, invasion, public disorder, strike, cybersecurity attack, transportation embargo, utility disruption, act or omission of any government, or any rules, regulations or priorities of any government or branches, departments, officers, agencies or instrumentalities thereof (a “Force Majeure”) provided prompt written notice is provided to the other Party when such determination of Force Majeure is made, and such affected Party provides a reasonable estimate of its assessment for the length of the Force Majeure. The failure or delay in performing an obligation under this Agreement due to a Force Majeure shall last for no longer than the period of such Force Majeure; If, by reason of a Force Majeure and after reasonable best efforts by NuSil to obtain from all available sources at same cost, the quantities reasonably available to NuSil of any raw materials required in the production of such Products shall be less than its total needs for NuSil’s own use and other customers requiring such raw materials for product purchases from NuSil, NuSil may allocate its available supply of any such raw materials for its own use and among such then existing purchasers on a fair and reasonable basis, without thereby incurring liability for failure to perform under this Agreement, and Buyer waives any right to assert a claim against NuSil in respect thereof.
Section 19.Miscellaneous.
(a) Notices. All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing signed by the sender, and shall be deemed duly given (i) on the date delivered if personally delivered, (ii) on the day of receipt when sent by a recognized overnight mail service which utilizes a written or electronic form of receipt or United States postage-

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prepaid certified or registered mail, return receipt requested, in each case addressed to the applicable Party at the following addresses, with courtesy email copies as noted:

If to NuSil:        NuSil Technology LLC
1050 Cindy Lane
Carpinteria, California 93013
Attention: Administrator - Contracts

With copies to:        NuSil Technology LLC
Radnor Corporate Center
Building One, Suite 200
100 Matsonford Road
Radnor, Pennsylvania 19087
        Attention: General Counsel

and

NuSil Technology LLC
1050 Cindy Lane
Carpinteria, CA 93013
Attention: Rich Best

and

NuSilContracts@avantorsciencesgcc.com

If to Buyer:    Establishment Labs S.A.
Zona Franca El Coyol
Calle 4 Edificio B-25
Alajuela, Costa Rica
Attention: Legal Dept

With copies to:        legal@establishmentlabs.com

            and

    Establishment Labs
1187 Coast Village Road
Suite 1-402
Santa Barbara, CA 93108
Attention: General Counsel

and

hhonea@establishmentlabs.com

or to such other address as any Party hereto shall notify the other Parties hereto (as provided above) from time to time. Notice by e-mail alone shall not be deemed as sufficient notice pursuant to this Agreement.
(b) Export Control and Compliance with Laws. Each Party shall comply with all applicable export control laws and regulations, and with all other laws applicable to the raw materials sourcing, manufacture, sale and purchase and use, as appropriate, of the Products. Each Party shall indemnify, defend and hold the other Party harmless with respect to non-compliance with such laws and regulations.
(c) Governing Law. This Agreement, and any and all disputes, claims and controversies directly or indirectly arising from or relating to this Agreement will be governed by and construed under the laws of the State of Delaware, USA, without reference to its conflicts of law principles. The Parties hereby expressly exclude the application of The United Nations Convention on Contracts for the International Sale of Goods to this Agreement, including, without limitation, Article 35(2) thereof.

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(d) Survival. The terms and provisions set forth in Sections 5(d), 8, 9, 13, 14, 15, 16, 17 and 19 and those which by their terms are intended to survive, shall survive the expiration or termination of this Agreement without limitation of time.
(e) Resolution of Disputes; Exclusive Forum, Waiver of Jury Trial. Any dispute, claim, or controversy that directly or indirectly arises out of or relates to this Agreement will be first negotiated in good faith by representatives of each of the Parties, which representatives shall have authority to bind the Party whom they represent. If such negotiations do not result in a mutually-agreeable resolution within sixty (60) days, either Party may bring a claim against the other Party, provided that such claim will be exclusively venued in the state or federal courts located in the State of Delaware, USA. Each Party hereby consents, agrees, and submits to the exclusive personal jurisdiction of such courts for all suits, actions, or proceedings directly or indirectly arising out of or relating to this Agreement, and waives any and all objections to such courts, including, but not limited to, objections based on improper venue or inconvenient forum. The Parties have agreed that this Agreement and negotiation of any disputes arising from it will be conducted in the English language. Any translations of this Agreement to any other language are for convenience only. EACH PARTY HERETO EXPRESSLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY SUCH DOCUMENTS. BUYER AND NUSIL EACH ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.
(f) Assignment; Successors and Assigns; Third Party Beneficiaries. Neither Party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed), and any purported attempt to do so shall be null and void. Notwithstanding the foregoing, either Party may, without the other Party’s consent, assign or transfer this Agreement to a successor in the event of a merger, sale of equity interests, sale of all or substantially all assets, or other change of control transaction involving such Party; provided, however, that the assignee shall be at least as credit worthy as the assignor and shall not be a direct competitor of the non-assigning Party. Buyer and NuSil are the sole beneficiaries of this Agreement, and nothing in it shall be interpreted to confer a benefit upon any third party.
(g) Entire Agreement; Conflict. This Agreement, together with the Appendices hereto and any applicable Purchase Orders issued hereunder, as well as the NDA and any associated Quality Agreement entered by the Parties applicable to the Products, sets forth the entire agreement and understanding of the Parties hereto relating to the subject matter hereof, supersedes all prior agreements and understandings between the Parties relating to the subject matter hereof. In the event of conflict between the terms of this Agreement, an Appendix, or any Purchase Order placed pursuant to this Agreement, the provisions of this Agreement shall govern. All specifications, formulae, drawings, illustrations, descriptive matter and particulars, in each case as contained in NuSil’s catalogs, website and marketing documents (the “Descriptions”) are indicative only, do not form part of this Agreement, and are not representations or warranties of any kind. No discrepancy between the Products and the Descriptions will entitle the Buyer to rescind this Agreement or seek compensation or damages.
(h) Counterparts; Facsimile Signature. This Agreement may be executed (by electronic means or otherwise) in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may also be executed via facsimile or PDF, and such signature or signature by other electronic means shall be deemed an original.
(i) No Waiver; Modification. No course of dealing and no delay on the part of any Party in exercising any right, power or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such Party’s rights, powers and remedies as conferred by this Agreement. No term or provision of this Agreement may be amended, altered, modified, rescinded, supplemented, or terminated except by a writing signed by each of the Parties hereto.
(j) Severability. Any term or provision of this Agreement that is found by a court of competent jurisdiction to be invalid or unenforceable shall be deemed of no effect, and shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement, and the Parties agree to interpret this Agreement such that the invalid or unenforceable term or provision is deemed replaced with a valid and enforceable term or provision that achieves, to the maximum extent possible, the economic, business, and other purposes of such invalid or unenforceable term.

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(k) No Partnership. The relationship of the Parties hereto is that of buyer and seller. Nothing in this Agreement, and no course of dealing between the Parties, shall be construed to create or imply an employment or agency relationship or a partnership or joint venture relationship between the Parties or between one Party and the other Party’s employees or agents. Accordingly, neither Party shall be empowered to bind the other Party in any way, to incur any liability or otherwise act on behalf of the other Party. Each Party shall be solely responsible for payment of its employees’ salaries (including withholding of income taxes and social security), workers compensation, and all other employment benefits.
(l) No Strict Construction. Each of the Parties hereto acknowledges and agrees that this Agreement has been prepared jointly by the Parties and their respective counsel and that this Agreement shall not be strictly construed against any Party by virtue of the person or entity who may have drafted any specific provision hereof.
(m) Use of Names; Trademarks. Nothing in this Agreement shall be construed as a license for a Party to use the name or trademark of the other Party, without the prior written consent of the other Party. Each Party recognizes and agrees to the validity of the other Party’s right, title, and interest in and to all the service marks, trademarks, and trade names (“the Marks”) used or disclosed by the other Party; specifically each Party represents and warrants that it will not engage in any activities or commit any acts (or fail to act when necessary), directly or indirectly, that may contest, dispute, or otherwise impair the other Party’s right, title, and interest the Marks, nor shall it cause any diminishment of value of the Marks through any act or representation or omission. A Party shall not apply for, acquire, or claim any right, title, or interest in or to any of the other Party’s Marks, or any Marks derived therefrom that may be confusingly similar to or dependent on any of the Marks, through advertising or otherwise. Effective as of the termination of this Agreement, whether by expiration or otherwise, each Party shall cease to use and certifiably delete or return all of the other Party’s Marks.
(n) Titles and Headings. The headings in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, each of the Parties hereto has caused its duly authorized officer to execute this Supply Agreement as of the Effective Date.
Establishment Labs S.A.

By: /s/ Juan José Chacón Quirós

Print Name: Juan José Chacón Quirós

Title: CEO

Date: 6/1/2022

NuSil Technology LLC

By: /s/ Mark Murray
Print Name: Mark Murray

Title: Executive Vice President

Date: 6/1/2022

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